UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Bitmine Immersion Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	84-3986354
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue Norwalk, Connecticut	06854
(Address of Registrant’s Principal Executive Offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
9.5% Series A Perpetual Preferred Stock, $0.0001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-288579

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 9.50% Series A Perpetual Preferred Stock of Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Registrant”), to be registered pursuant to this registration statement is set forth under the caption “Description of Series A Preferred Stock” in the Registrant’s prospectus supplement, dated June 4, 2026, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 5, 2026, and under the caption “Description of Capital Stock” in the accompanying prospectus, dated July 9, 2025. Such description is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from the Current Report on Form 8-K filed with the SEC on September 6, 2022 (File No. 000-56220)).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective January 16, 2026 (incorporated by reference from the Current Report on Form 8-K filed with the SEC on January 20, 2026 (File No. 001-42675)).

3.3	Amended and Restated Bylaws (incorporated by reference from the Registration Statement on Form S-1, as amended (File No. 333-284361)).

4.1	Certificate of Designations relating to the 9.50% Series A Perpetual Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2026 (File No. 001-42675)).

4.2	Form of certificate representing the 9.50% Series A Perpetual Preferred Stock (included as Exhibit A to Exhibit 4.1 above).

* * *

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: June 10, 2026	By:	/s/ Chi Tsang
	Name:	Chi Tsang
	Title:	Chief Executive Officer